EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 25, 2000 relating to the financial statements of Previo, Inc., which appear in Previo Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000.

/s/ PricewaterhouseCoopers LLP

San Diego, California
February 6, 2001

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